EX-25.1

EXHIBIT 25.1
CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T‑1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

1800 Tyson’s Boulevard, Ste 50 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

Thomas Mackay, SVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1552
(Name, address and telephone number of agent for service)

Terex Corporation
(Exact name of obligor as specified in its charter)

Delaware	34-1531521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Nyala Farm Road Westport CT	06880
(Address of principal executive offices)	(Zip Code)

Senior Notes
(Title of Indenture Securities)

EX-25.1

General
Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory
authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System,
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe
each such affiliation.

None

Items 3-15.    Not Applicable

EX-25.1

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2017), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

EX-25.1

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 24th day of August, 2017.

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Annette L. Kos-Culkin
Annette L. Kos-Culkin
Vice President

EX-25.1

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System	OMB Number: 7100‑0036
Federal Deposit Insurance Corporation	OMB Number: 3064‑0052
Office of the Comptroller of the Currency	OMB Number: 1557‑0081
Approval expires September 20, 2020

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2017

(20170630) (RCON9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise the term “bank” in this report form refers to both banks and savings associations.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank attest that the Reports of Condition and income (including the supporting schedules) for this report date have been prepared in conformance with the Instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

/s/ Mark Zaeske	/s/ TBD Director (Trustee)
Signature of Chief Financial Officer (or Equivalent)	/s/ Patrick Burke Director (Trustee)
8/4/2017	/s/ Rhydian Cox Director (Trustee)
Date of Signature

EX-25.1

Submission of Reports

Each Bank must prepare its Reports of Condition and Income (Call Report) data by either:

(a)    Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party them must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

To fulfill the signature and attestation requirement of the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

HSBC Bank USA, N.A.
Legal Title of Bank (RSSD 9017)

McLean
City (RSSD 9130)

VA 22102
State Abbreviation (RSSD 9200) ZIP Code (RSSD 9220)

Legal Entity Identifier (LEI)
1IE8VN30JCEQV1H4R804 (Report only if your institution has an LEI) (RECON 9224)

FDIC Certificate Number	5	7	8	9	0
(RSSD 9050)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC – Balance Sheet
		Dollar amount in thousands
Cash and balances due from depository institutions:
a. Noninterest-bearing balances and currency and coin		991,771
b. Interest-bearing balances		30,092,951
Securities
a. Held-to-maturity securities		13,431,334
b. Available-for-sale securities		32,315,494
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		18,585,606
Loans and lease financing receivables:
Loans and leases held for sale		617,047
Loans and leases held for investment	66,810,824
LESS: Allowance for loan and lease losses	847,902
Loans and leases held for investment, net of allowance		65,962,922
Trading assets		20,340,760
Premises and fixed assets		185,422
Other real estate owned		20,313
Investments in unconsolidated subsidiaries and associated companies		30,753

Direct and indirect investments in real estate ventures		1
Intangible assets: Goodwill		1,611,655
Intangible assets: Other intangible assets		30,868
Other assets		7,715,491
Total assets		191,932,388

Deposits:
In domestic offices		128,153,520
Noninterest-bearing	26,522,038
Interest-bearing	101,631,482
In foreign offices, Edge and Agreement subsidiaries, and IBFs		9,557,800
Noninterest-bearing	804,208
Interest-bearing	8,753,592

Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		0
b. Securities sold under agreements to repurchase		7,557,935
Trading Liabilities		4,212,261
Other borrowed money		9,114,832
Bank's liability on acceptances		NA
Subordinated notes and debentures		4,653,961
Other liabilities		4,636,960
Total liabilities		167,887,269
Not applicable

Perpetual preferred stock and related surplus		2,500,000
Common Stock		2,002
Surplus		18,479,996
Retained earnings		3,345,714
Accumulated other comprehensive income		282,792
Other equity capital components		0
Total bank equity capital		24,044,920
Noncontrolling (minority) interests in consolidated subsidiaries		199
Total equity capital		24,045,119
Total liabilities and equity capital		191,932,388

Memoranda
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2016
NR
2. Bank’s fiscal year-end date (report the date in MMDD format)	NR